GulfMark to Present at the
Pareto Securities’ 15th Annual Oil
and Offshore Conference

September 5, 2008 - Houston - GulfMark Offshore, Inc. (NYSE:GLF) announced today that David Rosenwasser, Regional Manager – Brazil, Trond Forland, Regional Manger – Norway, and Perry Kennedy, Managing Director - U.K., will present at the Pareto Securities’ 15th Annual Oil and Offshore Conference in Oslo, Norway on Wednesday, September 10, 2008 at 5:30 p.m. local time.

The presentation will be made available in the Investor Relations section of GulfMark's web site at www.gulfmark.com on the day of the presentation.

GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of ninety-two (92) offshore support vessels that serve every major offshore energy industry market in the world.

Contact:	Russell K. Bay, Vice President – Investor Relations & Treasurer
E-mail: Rusty.Bay@GulfMark.com
Phone: (713) 963-9522

Edward A. Guthrie, Executive Vice President & CFO
E-mail: Ed.Guthrie@GulfMark.com
Phone: (713) 963-9522

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors.  Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where GulfMark operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the GulfMark’s filings with the SEC, including its Form 10-K for the year ended December 31, 2007. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.